Exhibit 99.1

Fiscal Year 2013 3rd Quarter Earnings Call April 25, 2013

Cautionary Statement 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements, which represent the Company’s expectations or beliefs concerning various future events, include statements concerning future revenues, projections, targets, synergies, strategy, earnings, and liquidity associated with continued growth in various market segments, cost reductions expected from various initiatives, our acquisitions and other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. Any of these risks could have adverse and/or fluctuating effects on the Company’s results of operations. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the Company’s SEC filings including its annual report on Form 10-K for the year ended June 30, 2012, Forms 10-Q for the quarters ended September 30, 2012 and December 31, 2012 and the exhibits attached to those filings. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation.

3rd Quarter Summary Bill Wulfsohn President and CEO 3

Market conditions changed significantly during third quarter Increased customer deferrals Weak sales to distribution customers and defense-related mix In this context, we: Achieved sequential sales and adjusted EPS growth Saw solid demand for Premium and Ultra-Premium products sold to the Aerospace and Energy markets Realized above-plan Latrobe synergies while completing integration Strengthened our capital structure and liquidity, and improved our pension funded status With recent operating improvements, we now have the capacity to grow sales and realize margin expansion through volume leverage as our markets recover FY13 3rd Quarter Summary 4

Financial Update Tony Thene Senior Vice President and Chief Financial Officer 5

Net income of $32.9 million or $0.62 per share Excluding impact of restructuring and other special items: Net income $36.7 million or $0.69 per share Net sales of $581.4 million In the first comparable month, Latrobe Manufacturing achieved year-over-year improvement, driven by stronger than expected synergies Successfully completed $300 million 10-year bond issuance with 4.45% coupon Cash Flow from Operations of $105 million, excluding a $75 million discretionary pension contribution $638 million of total liquidity 3rd Quarter FY13 Financial Overview 6

Income Statement Summary Income Statement ex. Pension EID had multiple special items in the current period 7 * Detailed schedule included in Non-GAAP Schedules in Appendix $ Millions, except per-share amounts Q3-12 Q2-13 Q3-13 Sequential Change Net Sales 539.9 533.5 581.4 47.9 Sales ex. Surcharge * 419.0 430.7 471.2 40.5 Gross Profit 105.1 102.6 101.0 (1.6) % of Sales ex. Surcharge 25.1% 23.8% 21.4% -2.4% pts. Selling, General and Administrative Expenses 41.5 49.9 48.0 (1.9) % of Sales ex. Surcharge 9.9% 11.6% 10.2% -1.4% pts. Acquistion-Related Costs (from Transaction) 7.9 0.0 0.0 0.0 Operating Income ex. Pension EID* 59.5 60.7 61.0 0.3 % of Sales ex. Surcharge 14.2% 14.1% 12.9% -1.2% pts. Effective Tax Rate 36.2% 33.1% 33.1% 0.0% Net Income 33.0 33.0 32.9 (0.1) Diluted Earnings Per Share $0.69 $0.62 $0.62 $0.00 Adjusted Diluted Earnings Per Share* $0.84 $0.63 $0.69 $0.06

Restructuring and Other Special Items 8 Athens-related expense of $1.4M in the quarter not called out as a Special Item Given current economic climate, further restructuring is currently under consideration $ Millions, except per-share amounts Q3-13 Income Statement Classification Net Income 32.9 Diluted Earnings Per Share $0.62 • Inventory initiative 0.01 Cost of Sales • Restructuring-related 0.02 Cost of Sales / SG&A • Additional interest expense 0.01 Interest Expense • Tax impact of additional pension contribution 0.06 Income Tax Expense • R&D tax credit extension (0.03) Income Tax Expense Special Items 0.07 Diluted Earnings Per Share ex. Special Items $0.69 Net Income ex. Special Items 36.7

9 Free Cash Flow Summary Cash Flow from Operating Activities of $105 million, before Discretionary Pension Contribution Actual $ Millions Q1 Q2 Q3 YTD Net Income + Non-cash Items 82 76 115 273 Inventory (79) (10) 47 (42) Other working capital 8 (17) (47) (56) Total Net Working Capital (71) (27) 0 (98) Pension Plan Contributions - Required (48) (10) (10) (68) Net Cash from Operating Activities (37) 39 105 107 Before Discretionary Pension Plan Contributions Pension Plan Contribution - Discretionary 0 0 (75) (75) Net Cash from Operating Activities (37) 39 30 32 Purchases of property, equipment and software (56) (81) (87) (224) Dividends paid (10) (10) (9) (29) Free Cash Flow (103) (52) (66) (221)

Business Update Bill Wulfsohn President and CEO 10

End Market Results

		Q3-13 Net Sales ex. Surcharge ($M)*		vs. Q3-12	vs. Q2-13	Comments
	Aerospace & Defense	214.7	49%	20%	10%	• Aircraft builds up in the quarter • Sequestration impacting defense in CRS mix • CRS outpaced industry growth due to inclusion of Latrobe and strong demand in titanium fasteners and engine materials
	Energy	71.0	16%	24%	3%	• Directional rig count activity down vs. prior year • CRS realized growth in ultra-premium materials for Oil and Gas completions • Power generation builds flat year over year, CRS experienced growth sequentially vs. Q2
	Medical	25.3	6%	-26%	5%	• High OEM inventories and falling titanium scrap prices drove weaker medical sales vs. prior year • CRS experienced some improvement vs. Q2
	Transportation	28.4	7%	0%	17%	• YoY N.A. light vehicle build growth was offset by weak heavy duty equipment and European new car sales • Increased interest in CRS premium materials due to new fuel delivery systems supporting higher fuel efficiency standards
	Industrial & Consumer	97.1	22%	2%	14%	• Year over year – Latrobe drove market growth – Infrastructure project activity and distribution demand negatively impacted legacy CRS sales • Orders for higher-value valves and fittings strengthened in the quarter - should benefit Q4

* Excludes $34.7M of Distribution Sales

Latrobe acquisition helped drive growth in Aerospace and Energy markets

©2013 CRS Holdings, Inc. All rights reserved

CARPENTER®

11

Aerospace demand solid but other markets / mix negatively impacted operating income SAO Segment Summary 12 Q3 Operating Results SAO Segment Q3-13 Results and Q4-13 Outlook Q3 Business Highlights Volume up 12% vs. Q2, Aerospace engine demand remained strong Greater penetration in Oil and Gas completions Gains partially offset by deferrals Weaker mix Ultra Premium Defense sales off Lower-end Transportation and Industrial sales up Lower production resulted in less absorption vs. LY Q4 Outlook Some Q3 sales and mix dynamics expected to carry into Q4 Recent up-tick in orders and reduction of deferrals Production volume increase in Q4 is expected to improve absorption Q3-12 Q2-13 Q3-13 vs LY vs Q2 Pounds ('000) 55,552 47,572 53,202 (2,350) 5,630 Sales ex. Surcharge ($M) 309.7 277.1 297.6 (12.1) 20.5 Operating Income ($M) 66.7 49.6 48.8 (17.9) (0.8) % of Sales ex. Surcharge 21.5% 17.9% 16.4% -5.1% -1.5%

Latrobe Segment Summary 13 Integration complete, first year above plan Q3 Operating Results Latrobe Segment Q3-13 Results and Q4-13 Outlook Q3 Business Highlights Integration complete with earnings and synergies significantly above plan Operational enhancements substantially improving nickel-based alloy production Demand for Aerospace materials remained solid compared to a year ago $1.4M of restructuring charges Q4 Outlook Expect steady sales profile vs. Q3 Aerospace structural demand solid, Lower Defense spending Reduced shipments to the Industrial and Distribution markets Steady progress on qualifications of Latrobe processes for Aerospace and Energy products Q3-12 Q2-13 Q3-13 vs LY vs Q2 Pounds ('000) 5,994 14,464 17,946 11,952 3,482 Sales ex. Surcharge ($M) 45.3 101.4 114.1 68.8 12.7 Operating Income ($M) 2.1 13.2 12.3 10.2 (0.9) % of Sales ex. Surcharge 4.6% 13.0% 10.8% 6.2% -2.2%

Q3 Business Highlights 20% increase in titanium fastener demand vs. LY Slight recovery in CPP demand vs. PQ Q3 directional rig count 5.5% below last year Amega West earnings up vs. LY and PQ on weaker sales due to increased mix of rentals PEP Segment Summary 14 Q4 Outlook Aerospace titanium fastener demand should remain high due to increased consumption rate and lean inventory in distribution channels Titanium inventory corrections within the Medical supply chain will impact Dynamet sales Amega West sales growth will be challenged by current rig count reductions and related downstream inventory reductions Amega West, Dynamet and SSS earnings up sequentially Q3 Operating Results PEP Segment Q3-13 Results and Q4-13 Outlook Q3-12 Q2-13 Q3-13 vs LY vs Q2 Pounds ('000) 3,470 3,228 3,338 (132) 110 Sales ex. Surcharge ($M) 89.6 91.7 89.2 (0.4) (2.5) Operating Income ($M) 10.6 8.9 10.0 (0.6) 1.1 % of Sales ex. Surcharge 11.8% 9.7% 11.2% -0.6% 1.5%

Temper Tough TM Alloy Ongoing development agreement with US Steel Weld-less rocker panels currently being trialed 10% productivity increase by eliminating welds Allows thinner gage metal resulting in weight savings for future models New Rolls Royce Contract Advanced materials for jet engine components (rings, blades, airfoils) Five-year agreement through 2017 Contract valued at approximately $75M Target production at Athens Technology and Innovation 15 Carpenter is Driving Innovation Rocker Panel Stainless Steel Landing Gear Nine A320 main fittings being forged from Custom 465® Alloy Eliminates need for Cadmium plating Flight demonstration planned for 2014

China Expansion China bar finishing facility to support local needs Leased site Equipment being ordered Projected capital investment of $10M-$20M Commercial sales in FY14 Dynamet Capacity Two new titanium wire finishing lines in Florida to be operational this summer Represents a 22% increase in total capacity Customer demand will drive quick and high utilization Additional wire investment under consideration Operational Capability & Expansion 16 Responding to Increased Customer Demand Athens Facility Will enable press-related sales currently constrained Construction is on-time and under budget; start-up on/before April 2014 Full year overhead, ex. depreciation, is expected to be ~ $5.5M in FY13, $9.5 in FY14 and decrease in FY15

Summary In-quarter deferrals and weakening mix resulted in a Q3 below our January expectations, leading to a downward revision in our expected FY13 operating income Strong long-term demand trends in key strategic markets Operational improvements and Athens addition provide capacity to grow as the market recovers and benefit from margin expansion through volume leverage 3rd Quarter FY13 Summary 17 Q3 Highlights Market conditions changed significantly during Q3 Achieved sequential sales and adjusted EPS growth Continued solid demand for Premium and Ultra-Premium products from the Aerospace and Energy markets Latrobe integration now complete with earnings and synergies above plan Strengthened our capital structure and liquidity, and improved our pension funded status Q4 Outlook Recent up-tick in orders and reduction of deferrals Volume pick-up should improve absorption Risk remains that Q3 sales & mix dynamics carry into Q4 Steady progress on Latrobe qualifications for Aerospace and Energy products Amega West sales growth challenged by rig count reductions and downstream inventory reductions Aerospace titanium fastener demand should remain high

Appendix of Non-GAAP Schedules 18

Non-GAAP Schedules

NET SALES EXCLUDING SURCHARGE, OPERATING INCOME AND OPERATING MARGIN EXCLUDING SURCHARGES AND PENSION EID EXPENSE	Q3-12	Q2-13	Q3-13
Net sales	$ 539.9	$ 533.5	$ 581.4
Less: surcharge revenue	120.9	102.8	110.2
Consolidated net sales excluding surcharge	$ 419.0	$ 430.7	$ 471.2
Operating income	$ 55.7	$ 52.7	$ 53.0
Pension earnings, interest & deferrals	3.8	8.0	8.0
Operating income excluding pension earnings, interest and deferrals	59.5	60.7	61.0
Operating margin excluding surcharge and pension earnings, interest and deferrals	14.2%	14.1%	12.9%

This report includes discussions of net sales as adjusted to exclude the impact of raw material surcharges because management believes removing the impact of raw material surcharges from net sales provides a more consistent basis for comparing results of operations from period to period. Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

© 2013 CRS Holdings, Inc. All rights reserved

CARPENTER®

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20 Non-GAAP Schedules IMPACTS OF SPECIAL ITEMS Q3-12 Q2-13 Q3-13 Inventory reduction initiative costs - $ 1.0 $ 0.9 $ Restructuring costs from footprint optimization initiatives - 0.2 2.0 Additional interest expense - - 1.1 Acquisition-related costs (from transaction) 7.9 - - Inventory fair value cost adjustments 2.9 - - Total pre-tax special items impact 10.8 1.2 4.0 Income tax impact of pre-tax special items (3.4) (0.4) (1.4) Income tax impact of discretionary pension contribution - - 2.9 Income tax impact of R&D tax credit extension - - (1.7) Total impact of special items on net income 7.4 $ 0.8 $ 3.8 $ Total earnings per share impact of special items 0.15 $ 0.01 $ 0.07 $ Diluted Earnings per Share, as reported 0.69 $ 0.62 $ 0.62 $ Total earnings per share impact of special items 0.15 0.01 0.07 Adjusted Diluted Earnings Per Share 0.84 $ 0.63 $ 0.69 $ Weighted average shares outstanding 47.9 53.5 53.5 Management believes that removing the impacts of certain special items is useful when comparing results of operations from period to period.

21 Non-GAAP Schedules FREE CASH FLOW Q1-13 Q2-13 Q3-13 YTD Net cash provided from operating activities (36.7) $ 38.9 $ 29.5 $ 31.7 $ Purchases of property, equipment and software (56.4) (80.5) (86.6) (223.5) Proceeds from disposals of property and equipment 0.0 0.1 0.3 0.4 Purchase of subsidiary shares from noncontrolling interest - (8.4) - (8.4) Proceeds from sale of equity method investment - 7.9 - 7.9 Dividends paid (9.6) (9.6) (9.6) (28.8) Acquisition of business, net of cash acquired - - Free cash flow (102.7) $ (51.6) $ (66.4) $ (220.7) $ Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative